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                                                                      Exhibit 24

                                POWER OF ATTORNEY

                           (Re: Sale of Common Stock)

         Each of the undersigned officers and directors of ISNI.net, Inc. (the "Corporation") hereby appoints WERNER K. EBNER, DIETER MASCHEWSKY, and LESLY BENOIT, JR., as his or her attorneys, and any of them, with power to act without the others, as his or her attorney, to sign, in his or her name and on his or her behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Registration Statement on Form SB-2 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 7,161,000 shares of the common stock, without par value, of the Corporation, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have signed these presents as of the dates indicated next to their respective signatures below.

                    SIGNATURE:                                     TITLE:                          DATE:
                    ----------                                     ------                          -----

/s/ Werner K. Ebner                                President, Chief Executive Officer,       September 5, 2000
-----------------------------------------------    and Director
Werner K. Ebner                                    (principal executive officer)


/s/ Dieter Maschewsky                              Vice President, Chief Operating           September 5, 2000
-----------------------------------------------
Dieter Maschewsky                                  Officer, and Director


/s/ Lesly Benoit, Jr.                              Chief Financial Officer, Secretary,       September 5, 2000
-----------------------------------------------    and Director
Lesly Benoit, Jr.                                  (principal financial officer and
                                                   principal accounting officer)

/s/ Dr. Reinhard Schiffel                          Director                                  September 5, 2000
-----------------------------------------------
Dr. Reinhard Schiffel


/s/ Jeremy Scott Joiner                            Director                                  September 5, 2000
-----------------------------------------------
Jeremy Scott Joiner